SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Nancy B. Peretsman has resigned from the Board of Directors of Charter Communications, Inc. ("Charter") effective September 14, 2004. Ms. Peretsman is a Managing Director and Executive Vice President at Allen & Company, LLC, an investment bank (unrelated to Paul Allen) that had been selected to act, along with another bank, as financial advisors to Adelphia Communications Corporation which is operating under Chapter 11 protection of the bankruptcy code. The selection of the Adelphia financial advisors was subject to the approval of the bankruptcy court handling the Adelphia matter. Ms. Peretsman's resignation from Charter's board of directors was one of a list of conditions that the selected banks proposed to the court to eliminate potential conflicts of interest. On September 14, 2004, the court approved the selection of the bankers subject to the selected banks satisfying the list of those conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: September 15, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)